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                                                                     Exhibit 3.7
                     CERTIFICATE OF LIMITED PARTNERSHIP OF
                            GOLFSMITH HOLDINGS, L.P.


         This Certificate of Limited Partnership is being duly executed and filed by Golfsmith GP Holdings, Inc., a Delaware corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

         1. The name of the limited partnership formed hereby is Golfsmith Holdings, L.P.

         2. The address of the registered office of the partnership in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware, 19805. The name of its registered agent for service of process at such address is Corporation Service Company.

         3. The name and address of the general partner of the partnership is:

            Golfsmith GP Holdings, Inc.
            11000 North I-H 35
            Austin, Texas 78753-3195


         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership as of the 28th day of May, 1998.



                                    GOLFSMITH GP HOLDINGS, INC.,
                                    a Delaware corporation


                                    By:    /s/ Mark Osborn
                                           -------------------------
                                    Name:  Mark Osborn
                                           -------------------------
                                    Title: V P
                                           -------------------------